Term sheet No. 969BF
To underlying supplement no. 1 dated September 29, 2009,
product supplement BF dated December 3, 2009,
prospectus supplement dated September 29, 2009 and
prospectus dated September 29, 2009
Registration Statement No. 333-162195 Dated September 28, 2010; Rule 433
Deutsche Bank AG, London Branch
$•           12-Month Autocallable Securities linked to the S&P 500® Index and the Russell 2000® Index due on or about October 14*, 2011
General
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The 12-Month Autocallable Securities (the “securities”) linked to the S&P 500® Index and the Russell 2000® Index (each, a “Reference Underlying”) are linked to the individual performance of two Reference Underlyings and will pay a coupon at a rate of between 9.50% and 12.30% per annum (to be determined on the Trade Date), as described below. The securities will be automatically called if the Closing Level of each Reference Underlying is equal to or greater than its Initial Level on any Call Date and no additional Coupon will accrue.  Investors should be willing to lose some or all of their initial investment if a Knock-Out Event occurs with respect to either Reference Underlying. Any payment at maturity is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due on or about October 14*, 2011
•	Denominations of $1,000 (the “Face Amount”) and minimum initial investments of $1,000
•	The securities are expected to price on or about October 8*, 2010 (the “Trade Date”) and are expected to settle three business days later on or about October 14*, 2010 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Reference Underlyings:	Ticker Symbol	Initial Level†	Threshold Level†
S&P 500® Index	SPX
Russell 2000® Index	RTY
† The Initial Levels and Threshold Levels will be set on the Trade Date.
Coupon:	9.50%-12.30% per annum (to be determined on the Trade Date)
Coupon Payment Dates:
Unless previously automatically called, Coupon payments will be made on the securities in arrears on January 13, 2011, April 13, 2011, July 13, 2011 and October 14, 2011 (the Maturity Date). See “Selected Purchase Considerations — Coupon Payments” in this term sheet for more information.

Automatic Call:
The securities will be automatically called if the Closing Level of each Reference Underlying is equal to or greater than its respective Initial Level on any Call Date. Payment of the Redemption Amount plus the accrued and unpaid Coupon for the relevant Coupon period will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

Redemption Amount upon Automatic Call:
If the securities are automatically called, you will be entitled to receive a Redemption Amount in cash per $1,000 security Face Amount equal to $1,000 (excluding any Coupon payment). The Call Date and Redemption Amount applicable to each Call Settlement Date are set forth in the table below.

Call Date	Call Settlement Date	Redemption Amount (per $1,000 security Face Amount)
April 8, 2011	April 13, 2011	$1,000.00
July 8, 2011	July 13, 2011	$1,000.00
October 10, 2011 (Final Valuation Date)	October 14, 2011 (Maturity Date)	$1,000.00
Payment at Maturity:
If the securities are not automatically called, the payment you will receive at maturity (excluding any Coupon payment) will depend on the individual performance of each Reference Underlying and whether a Knock-Out Event has occurred.

•	If a Knock-Out Event has not occurred, you will receive a cash payment per security equal to the Face Amount.
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If a Knock-Out Event has occurred and the securities are not called, your payment at maturity will equal the Face Amount plus the product of the Face Amount and the Reference Underlying Return of the Laggard Reference Underlying.

You will lose 1% of the Face Amount for every 1% the Final Level of the Laggard Reference Underlying is below its Initial Level. Accordingly, you could lose some or all of you initial investment. Any payment at maturity is subject to the credit of the Issuer.
Laggard Reference Underlying:
The Reference Underlying with the lower Reference Underlying Return on the Final Valuation Date, regardless of whether the Closing Level of such Reference Underlying is greater than or equal to the Threshold Level on all trading days during the Observation Period.  If the calculation agent determines that the two Reference Underlyings have equal Reference Underlying Returns, then the calculation agent will, in its sole discretion, designate as the Laggard Reference Underlying either of the Reference Underlyings.

Reference Underlying Return:	For each Reference Underlying, the Reference Underlying Return will be calculated as follows:
Final Level – Initial Level Initial Level
Threshold Level:	For each Reference Underlying, 65% of the Initial Level
Knock-Out Event:	A Knock-Out Event occurs if the Closing Level of either Reference Underlying is less than its respective Threshold Level on any trading day during the Observation Period.
Initial Level:	For each Reference Underlying, the Closing Level on the Trade Date
Final Level:	For each Reference Underlying, the Closing Level on the Final Valuation Date
Closing Level:	For each Reference Underlying, the official closing level on the relevant date of calculation
Observation Period:	The period from but excluding the Trade Date to and including the Final Valuation Date
Trade Date:	October 8*, 2010
Final Valuation Date:	October 10*, 2011, subject to postponement as described under “Description of Securities—Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement
Maturity Date:	October 14*, 2011, subject to postponement as described under “Description of Securities— Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement
CUSIP:	2515A0 7H 0
ISIN:	U52515A07H08
*Expected. In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date will be changed so that the stated term of the securities remains the same.
Investing in the securities involves a number of risks. See “Risk Factors” in the accompanying product supplement and “Selected Risk Considerations” beginning on page TS-4 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Max. Discounts and Commissions(1)	Min. Proceeds to Us
Per Security	$	$	$
Total	$	$	$
(1)
For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information (Conflicts of Interest)” in this term sheet. The securities will be sold with varying underwriting discounts and commissions in an amount not to exceed $7.50 per $1,000.00 Face Amount.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank Securities
September 28, 2010

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this term sheet together with underlying supplement No. 1 dated September 29, 2009, product supplement BF dated December 3, 2009, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 1 dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200168/d424b21.pdf

•	Product supplement BF dated December 3, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509246890/d424b21.pdf

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, underlying supplement and this term sheet if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

Hypothetical Examples of Amounts Payable on the Securities

The tables and hypothetical examples set forth below are for illustrative purposes only.  The actual returns applicable to a purchaser of the securities will be determined on a Call Date or on the Final Valuation Date, as applicable. The following results are based solely on the hypothetical example cited below. You should consider carefully whether the securities are suitable to your investment goals.

If the securities are called:

The following table illustrates the hypothetical payments on the securities (excluding Coupon payments) upon an Automatic Call on each Call Date.

Call Date	Call Settlement Date	Redemption Amount (per $1,000 security Face Amount)
April 8, 2011	April 13, 2011	$1,000.00
July 8, 2011	July 13, 2011	$1,000.00
October 11, 2011 (Final Valuation Date)	October 14, 2011 (Maturity Date)	$1,000.00

If the securities are called, the investor will receive a Redemption Amount of $1,000.00 (excluding Coupon payments), regardless of whether a Knock-Out Event has occurred. Payment of the Redemption Amount plus the accrued and unpaid Coupon for the relevant Coupon period will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

If the securities are not called:

The table below illustrates the hypothetical Payments at Maturity per $1,000 security Face Amount for a hypothetical range of performance from -100% to +100% if the securities are not subject to an Automatic Call. The hypothetical Payments at Maturity set forth below assume an Initial Level of 1,000.00 and a Threshold Level of 650.00. The actual Initial Level and Threshold Level for each Reference Underlying will be determined on the Trade Date. The following results are based solely on the hypothetical example cited. You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

We make no representation or warranty as to which of the Reference Underlyings will be the Laggard Reference Underlying for the purposes of calculating the payment we will pay on the Maturity Date.

	The Closing Level of each of the Reference Underlyings is greater than or equal to the Threshold Level on all trading days during the Observation Period		The Closing Level of either of the Reference Underlyings is less than the Threshold Level on any trading day during the Observation Period
Final Level	Payment at Maturity (excluding Coupon payments) ($)	Return on the Securities at Maturity (%)	Return of the Laggard Reference Underlying (%)	Payment at Maturity (excluding Coupon payments) ($)	Return on the Securities at Maturity (%)
2,000.00	N/A	N/A	100.00%	N/A	N/A
1,900.00	N/A	N/A	90.00%	N/A	N/A
1,800.00	N/A	N/A	80.00%	N/A	N/A
1,700.00	N/A	N/A	70.00%	N/A	N/A
1,600.00	N/A	N/A	60.00%	N/A	N/A
1,500.00	N/A	N/A	50.00%	N/A	N/A
1,400.00	N/A	N/A	40.00%	N/A	N/A
1,300.00	N/A	N/A	30.00%	N/A	N/A
1,200.00	N/A	N/A	20.00%	N/A	N/A
1,100.00	N/A	N/A	10.00%	N/A	N/A
1,000.00	N/A	N/A	0.00%	N/A	N/A
900.00	$1,000.00	0.00%	-10.00%	$900.00	-10.00%
800.00	$1,000.00	0.00%	-20.00%	$800.00	-20.00%
700.00	$1,000.00	0.00%	-30.00%	$700.00	-30.00%
650.00	$1,000.00	0.00%	-35.00%	$650.00	-35.00%
600.00	N/A	N/A	-40.00%	$600.00	-40.00%
500.00	N/A	N/A	-50.00%	$500.00	-50.00%
400.00	N/A	N/A	-60.00%	$400.00	-60.00%
300.00	N/A	N/A	-70.00%	$300.00	-70.00%
200.00	N/A	N/A	-80.00%	$200.00	-80.00%
100.00	N/A	N/A	-90.00%	$100.00	-90.00%
00.00	N/A	N/A	-100.00%	$0.00	-100.00%

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the returns set forth in the table above are calculated.

Example 1: The securities have not been automatically called, the Closing Level of each Reference Underlying is not less than the Threshold Level of 650 on any trading day during the Observation Period and the Final Level of the Laggard Reference Underlying of 900 is less than the Initial Level 1,000. Because the Final Level of the Laggard Reference Underlying of 900 is less than the Initial Level of 1,000 and a Knock-Out Event has not occurred, the investor receives a cash payment at maturity of $1,000 per security Face Amount.

Example 2: The securities have not been automatically called, the Closing Level of either Reference Underlying is less than the Threshold Level of 650 on any trading day during the Observation Period and the Final Level of the Laggard Reference Underlying of 500 is less than the Initial Level 1,000. Because the Final Level of the Laggard Reference Underlying of 500 is less than the Initial Level of 1,000 and a Knock-Out Event has occurred, the investor loses 1% for every 1% the Final Level of the Laggard Reference Underlying declines below the Initial Level.  As a result, the investor receives a cash payment at maturity of $500 per security Face Amount.

Selected Purchase Considerations

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THE SECURITIES OFFER A HIGHER COUPON THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The securities will pay a coupon of between 9.50% and 12.30% per annum (to be determined on the Trade Date), which we believe is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the securities are our senior unsecured obligations, any coupon payment or any payment at maturity is subject to the credit of the Issuer.

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POTENTIAL EARLY EXIT AS A RESULT OF AUTOMATIC CALL FEATURE — While the original term of the securities is one year, the securities will be called before maturity if the Closing Level of each Reference Underlying is equal to or greater than its respective Initial Level on any Call Date and you will be entitled to receive a Redemption Amount of $1,000 per security Face Amount on the Call Settlement Date.  No Coupon will accrue or be payable following an Automatic Call.

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COUPON PAYMENTS — Unless previously automatically called, Coupon payments will be made on the securities on January 13, 2011, April 13, 2011, July 13, 2011 and October 14, 2011 (the Maturity Date). No Coupon will accrue or be payable following an Automatic Call.

•	RETURN LINKED TO THE INDIVIDUAL PERFORMANCE OF TWO REFERENCE UNDERLYINGS — The securities are linked to the individual performance of the S&P 500® Index and the Russell 2000® Index.

S&P 500® Index

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time as compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. This is just a summary of the S&P 500® Index. For more information on the S&P 500® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The S&P Indices – The S&P 500 Index” in the accompanying underlying supplement no. 1 dated September 29, 2009.

Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The Russell 2000® Index measures the composite price performance of stocks of approximately 2,000 companies domiciled in the U.S. and its territories and consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index represents approximately 10% of the total market capitalization of the Russell 3000® Index. This is just a summary of the Russell 2000® Index. For more information on the Russell 2000® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The Russell Indices – Russell 2000® Index” in the accompanying underlying supplement No. 1 dated September 29, 2009.

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TAX CONSEQUENCES —You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the securities are unclear, we believe that it is reasonable to treat a security for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the Laggard Reference Underlying that is automatically terminable in circumstances where an Automatic Call occurs, secured by a cash deposit equal to the Issue Price of the security (the “Deposit”), which will bear an annual yield, based on our cost of borrowing, that we will provide in the pricing supplement for the securities.  If the securities had priced on September 28, 2010, the annual yield on the Deposit would have been 0.748%.

Under this treatment, less than the full amount of each Coupon payment will be attributable to the interest on the Deposit, and the excess of each Coupon payment over the portion of the Coupon payment attributable to the interest on the Deposit will represent a portion of the option premium attributable to your grant of the Put Option (the “Put Premium”). Under this treatment, interest on the Deposit will be taxed as ordinary interest income, while the Put Premium will not be taken into account prior to sale, exchange or maturity (including redemption upon an Automatic Call) of the securities.

Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the tax treatment described in this term sheet and the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be affected materially and adversely.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Recently enacted legislation requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns, generally for tax years beginning in 2011, unless a regulatory exemption is provided. Individuals who purchase the securities should consult their tax advisers regarding this legislation.

Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Reference Underlyings. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS — If the securities are not automatically called, you will receive your initial investment at maturity so long as the Closing Level of each of the Reference Underlyings is greater than or equal to its respective Threshold Level on all trading days during the Observation Period. However, if the Closing Level of any of the Reference Underlyings is less than its respective Threshold Level on any trading day during the Observation Period, a Knock-Out Event will have occurred, you will lose 1% of the Face Amount for every 1% the Final Level of the Laggard Reference Underlying is below the Initial Level. Accordingly, you could lose some or all of your initial investment in the securities.

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YOUR RETURN ON THE SECURITIES IS LIMITED TO THE FACE AMOUNT PLUS COUPONS REGARDLESS OF ANY APPRECIATION IN THE REFERENCE UNDERLYINGS —
The securities will not pay more than the Face Amount, plus the accrued and unpaid Coupon, at maturity or upon an Automatic Call. If the Final Level of each Reference Underlying is greater than or equal to its respective Initial Level (regardless of whether a Knock-Out Event has occurred), you will not receive the appreciation of any Reference Underlying. The maximum Redemption Amount upon Automatic Call or Payment at Maturity will be $1,000 per security Face Amount (excluding Coupon payments), regardless of the appreciation of either Reference Underlying.

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CREDIT OF THE ISSUER — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you may not receive the payment at maturity owed to you under the terms of the securities.

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REINVESTMENT RISK — If your securities are called early, the term of the securities may be reduced to as short as six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to the Maturity Date.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlyings and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Reference Underlyings on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlyings. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investors in the securities.

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IF THE SECURITIES ARE NOT CALLED AND A KNOCK-OUT EVENT OCCURS, YOUR PAYMENT AT MATURITY WILL BE DETERMINED SOLELY BY THE LAGGARD REFERENCE UNDERLYING — If the securities are not called and a Knock-Out Event occurs, the payment you receive at maturity will be determined solely by reference to the Laggard Reference Underlying. This will be true even if the Closing Level of the Laggard Reference Underlying is never less than its Threshold Level on any trading day during the Observation Period.

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YOUR INVESTMENT IS EXPOSED TO A DECLINE IN THE LEVEL OF EACH REFERENCE UNDERLYING — Your return on the securities, if any, and the Redemption Amount upon Automatic Call and Payment at Maturity are not linked to a basket consisting of the Reference Underlyings. Rather, the Redemption Amount upon Automatic Call and Payment at Maturity will be determined by reference to the performance of each individual Reference Underlying. Unlike an instrument with a return linked to a basket, in which risk is mitigated and diversified among all of the basket components, you will be exposed equally to the risks related to each of the Reference Underlyings. Poor performance by either of the Reference Underlyings over the term of the securities may negatively affect your Payment at Maturity and will not be offset or mitigated by a positive performance by the other Reference Underlying.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the Payment at Maturity described in this term sheet is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks comprising the Reference Underlyings would have.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE REFERENCE UNDERLYINGS TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Reference Underlyings to which the securities are linked.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

•	MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — In addition to the level of the Reference Underlyings on any day, the value of the securities will be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other including:

•        the expected volatility of the Reference Underlyings;
•        the time to maturity of the securities;
•        the market price and dividend rate on the component stocks underlying the Reference Underlyings;
•        interest and yield rates in the market generally and in the markets of the component stocks underlying the Reference Underlyings;
•        a variety of economic, financial, political, regulatory or judicial events;
•        the composition of the Reference Underlyings and any changes to the component stocks underlying them;
•        supply and demand for the securities; and
•        our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities described herein. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be affected materially and adversely. In addition, as described above under “Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective investors should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Historical Information

The following graphs set forth the historical performances of the S&P 500® Index and the Russell 2000® Index from September 27, 2000 through September 27, 2010. The closing level of the S&P 500® Index on September 27, 2010 was 1,142.16. The closing level of the Russell 2000® Index on September 27, 2010 was 668.29. We obtained the historical closing levels of the Reference Underlyings from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical levels of the Reference Underlyings should not be taken as an indication of future performance, and no assurance can be given as to the Final Level. We cannot give you assurance that the performance of the Reference Underlyings will result in the return of your initial investment.

Historical Performance of the S&P 500® Index

1800.00
1600.00
1400.00
1200.00
1000.00
800.00
600.00
400.00
200.00
0.00
Sep-00
Sep-01
Sep-02
Sep-03
Sep-04
Sep-05
Sep-06
Sep-07
Sep-08
Sep-09
Sep-10

Source: Bloomberg

Historical Performance of the Russell 2000® Index

900.00
800.00
700.00
600.00
500.00
400.00
300.00
200.00
100.00
0.00
Sep-00
Sep-01
Sep-02
Sep-03
Sep-04
Sep-05
Sep-06
Sep-07
Sep-08
Sep-09
Sep-10

Source: Bloomberg

Supplemental Underwriting Information (Conflicts of Interest)

Deutsche Bank Securities Inc. (“DBSI”), acting as agent for Deutsche Bank AG, will receive a selling concession in connection with the sale of the securities of up to 0.75% or $7.50 per $1,000 security Face Amount. DBSI may pay referral fees to other broker-dealers of up to 0.50% or $5.00 per $1,000 security Face Amount and may additionally pay fees of up to 0.25% or $2.50 per $1,000 security Face Amount to certain other broker dealers. Deutsche Bank AG will reimburse DBSI for such fees. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

DBSI, the agent for this offering, is our affiliate. In accordance with NASD Rule 2720 of the Financial Industry Regulatory Authority Inc. (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.